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                                                                    EXHIBIT 10.5




                      CRYSTAL ASSET MANAGEMENT GROUP, LTD.
                          919 Third Avenue, 11th Floor
                               New York, New York


                                                                  (212) 922-3300
                                                      (212) 207-8206 (Facsimile)



                                           September 4, 1996




Mr. Edson R. Arneault, Chairman
Winners Entertainment, Inc.
State Route 2
Chester, West Virginia 26034

Dear Ted:

     The following constitutes the revision of the July 13, 1994 settlement agreement by which Crystal Asset Management Group, Ltd. ("CAM") and Winners Entertainment, Inc. ("WINS") fully settled all claims under a Financial Advisory Agreement dated as of April 1, 1993 (the "July 13 Agreement").

         1. Upon execution and delivery of this letter agreement to CAM's counsel, WINS will deliver to CAM's counsel by wire transfer of collected funds the amount of $90,000 in full satisfaction of the obligation to pay money as set forth in paragraph 1 of the July 13 Agreement. Upon receipt of payment, CAM's counsel will immediately forward the fully executed settlement to WINS.

         2. The warrant to purchase 145,000 shares of WINS common stock issued to CAM in connection with the July 13 Agreement is hereby amended such that (i) the expiration date of the warrants is January 15, 1998; and (ii) from this date until the expiration of the warrants, the strike price shall be $3.00 per share (the strike price and number of warrants to be adjusted equitably in the event of a forward or reverse split as provided in the form of warrant).

         3. WINS will cause the common stock underlying the warrants to be included for the sale when WINS next files a registration statement on Form S-1 or S-3 with the SEC and related blue sky registrations. It is contemplated that WINS will file such a registration statement by September of 1996. WINS will exert its best efforts to maintain the registration statement by one year from the effective date of the registration statement. WINS' inclusion in the registration statement of the shares underlying the warrants shall fully satisfy WINS' obligations with respect to registration as set forth in paragraph 2 of the July 13 Agreement.

         4.  No other amendment of the July 13 Agreement is intended hereby.
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         Please indicate your agreement by countersigning the enclosed copy of this letter and returning it to me with the payment.




                                       Very truly yours,

                                       CRYSTAL ASSET MANAGEMENT GROUP, LTD.



                                       By: /s/ Hope S. Taitz
                                          --------------------------------
                                          Hope S. Taitz, Managing Director

AGREED AND ACCEPTED:

WINNERS ENTERTAINMENT, INC.



By: /s/   Edson R. Arneault
   -------------------------------
      Edson R. Arneault, Chairman